UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 7, 2008 (November 6, 2008)
Date of Report (Date of earliest event reported)

Sharps Compliance Corp.
(Exact name of Registrant as specified in its charter)

Delaware	000-22390	74-2657168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address of principal executive offices, including zip code)

(713) 432-0300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Stock Option Grants

On November 6, 2008, the Compensation Committee of the Board of Directors approved stock option grants of 100,000 shares each to, (i) the Company’s Senior Vice President of Sales and Marketing (Claude Dance) and (ii) the Company’s Executive Vice President and Chief Financial Officer (David P. Tusa). The stock options were issued under the Company’s 1993 Stock Plan and vest as follows: 50% at the time which the Company’s stock price trades at or above $4 per share for twenty (20) consecutive trading days and the remaining 50% at the time which the Company’s stock price trades at or above $6 per share for twenty (20) consecutive trading days. The exercise price of the stock options is the closing price of the Company common stock at the date of grant ($2.10 per share). The stock options have a termination date of November 6, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPS COMPLIANCE CORP. a Delaware corporation

Dated: November 7, 2008	By:	/s/ David P. Tusa
David P. Tusa
Executive Vice President, Chief Financial Officer, Business Development and Corporate Secretary